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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 10, 2001


                           AMERICAN VANTAGE COMPANIES
             (Exact name of registrant as specified in its charter)

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

          Nevada                          0-10061                      04-2709807
(State or Other Jurisdiction      (Commission File Number)            (IRS Employer
     of Incorporation)                                              Identification No.)
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      6787 West Tropicana, Suite 200, Las Vegas, Nevada              89103
          (Address of Principal Executive Offices)                (Zip Code)

      Registrant's telephone number, including area code:    (702) 227-9800


Item 5.  Other Events.

           On April 10, 2001, an Order was filed with the Superior Court of California, County of Fresno, Central Division (the "Superior Court") by Judge Stephen J. Kane dismissing the Company's claims for essentially breach of contract against Table Mountain Rancheria Band of Indians (the "Tribe) due to
the Superior Court's lack of jurisdiction. The Superior Court determined that the Company's "claims are completely preempted by federal law." Prior thereto, in September 2000, the Company's claims were dismissed from the United States District Court for the Eastern District of California for lack of subject matter jurisdiction for which the Company appealed and was granted a stay of appeal from the United States Court of Appeals for the Ninth Circuit in order to pursue its claims in Superior Court.
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           On April 13, 2001, an Order was filed with the United States Court of
Appeals for the Ninth Circuit granting the Company's motion to stay appellate proceedings and the Tribe's response thereto until May 7, 2001.

           The Company intends to appeal the state court's decision and vigorously pursue this matter further on appeal in federal court.


Item 7.  Financial Statements and Exhibits.

            (c)  Exhibits.

                  99.1 Press Release of American Vantage Companies, dated April 25, 2001.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AMERICAN VANTAGE COMPANIES
                                            (Registrant)

Date: April 25, 2001                        By:  /s/  Ronald J. Tassinari
                                                 ----------------------------
                                                 Ronald J. Tassinari, President